ASSIGNMENT AND ASSUMPTION OF LEASE AND RELEASE


     This Assignment and Assumption of Lease and Release ("Assignment") is executed this 31st day of October, 1997 by and among Dialysis Services of Florida, Inc. - Fort Walton Beach ("Assignor"), The Nephrology Center, Inc.* ("Assignee"), Renal Care Group, Inc. ("RCG"), the parent of Assignee, and JACO, L.C. ("Lessor").

     WHEREAS, Assignor has entered into a lease for premises Lots 14-18 in Harbourtown Shopping Village of Fort Walton Beach dated May 24, 1989, with an additional 794 square feet defined as Units 15 and 16 (collectively the "Premises") by Addendum No. 1 dated August 26, 1991 and which lease term has been extended to October 30, 1999 (collectively the "Lease" including all riders); and

      WHEREAS, Dialysis Corporation of America ("DCA"), the parent of Assignor, guaranteed the Lease by Guaranty of Lease dated May 24, 1989 ("Guaranty of Lease"); and

     WHEREAS, Assignor and DCA are entering into an Asset Purchase Agree-ment with Assignee and RCG whereby Assignor is selling a substantial portion of its assets to Assignee including assigning the Lease to Assignee and pursuant to Section 6(a) of the rider to Lease, Assignor has the absolute right to assign the Premises without the prior written consent of the Lessor provided the use of the Premises is consistent and the Assignee submits to and passes a credit check acceptable to Lessor; and

     WHEREAS, Assignee is desirous of accepting this Assignment and being bound by the terms and provisions of the Lease and continue the operations of an outpatient dialysis center similar to the operations and purposes of the Lease with Assignor; and

     WHEREAS, Assignor is desirous of being completely released from any and all rights, obligations and responsibilities under the Lease upon this Assignment, DCA is desirous of being completely released from the Guaranty of Lease, Assignee wishes to assume and agrees to perform all obligations arising under and out of the Lease, and RCG shall become the Guarantor under the Guaranty of Lease on behalf of Assignee;

     NOW, THEREFOR, for and in consideration of the mutual covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee, Lessor and RCG, intending to be legally bound hereby, agree as follows:


     1. Assignor hereby assigns and transfers to Assignee, irrevocably and unconditionally, all of the Assignor's right, title and interest and obli-gations under, in and to the Lease.

     2. Assignee hereby accepts the foregoing assignment and transfer of the Lease and agrees to be bound by and faithfully observe and perform all of the conditions, stipulations, agreements, terms and obligations ("Obli-gations") of and under the Lease as of the Closing Date of the Asset Purchase Agreement, Assignor to be responsible for the period prior thereto. Assignee and RCG shall indemnify and save Assignor and DCA, and their successors and assigns, officers and directors, harmless from any and all claims, documents, actions, causes of action, suits, proceedings, rents, additional rents, charges, leaseholds, costs and expenses of any nature whatsoever, including attorney's fees ("Claims"), which relate to and arise under the Lease or to the Premises on or after the Closing Date of the Asset Purchase Agreement but not with respect to any Claims relating to and arising under the Lease or to the Premises prior to the Closing Date of the Asset Purchase Agreement.

     3. RCG hereby acknowledges the assignment and transfer of the Lease to Assignee and agrees to guarantee the full, faithful and timely perfor-mance by Assignee under the Lease and all of the Obligations of the Assignee contained in the Lease, which guaranty is an absolute, uncon-ditional, irrevocable, permanent and continuing guaranty of performance and is as if RCG is Guarantor under the Guaranty of Lease.

     4. Lessor, in consideration of the foregoing, hereby consents to the assignment and transfer of the Lease to Assignee, the Assignee's assumption of all Obligations under the Lease, and the Guaranty of Lease by RCG, and hereby relinquishes and releases Assignor from any further Obligations and performance under and relating to the Lease as of the Closing Date of the Asset Purchase Agreement, and further the Lessor relinquishes and releases DCA from its Guaranty of Lease as of the Closing Date.

     5. All taxes and other governmental charges and fees, including, with-out limitations, any and all transfer taxes, stamp taxes, sales taxes, and recording fees, relating to the transaction evidenced by this Assignment shall be paid by Assignee.

     6. This Assignment shall be binding upon the successors and assigns of the parties. The parties shall execute and deliver such further and addi-tional instruments, agreements, and other documents as may be necessary to evidence or carry out the provisions of this Assignment.

     7. This Assignment supersedes all agreements previously made between the parties relating to its subject matter.

     8. All notices or other documents under this Assignment shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their last known address.

     9. No delay or failure by either party to exercise any right under this Assignment, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     10. This Assignment shall be construed in accordance with and governed by the laws of the State of Florida.

     11. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Assignment to be executed by their duly authorized corporate officers as of the date first written above.

                                DIALYSIS SERVICES OF FLORIDA,
                                INC. - FORT WALTON BEACH


ATTEST: /s/Lawrence E. Jaffe    By: /s/Bart Pelstring
       ----------------------      --------------------------
       LAWRENCE E. JAFFE,          BART PELSTRING, President
       Counsel and Secretary


                                THE NEPHROLOGY CENTER, INC.

ATTEST:                         By: /s/ Ronald Hinds
       ----------------------      --------------------------


                                RENAL CARE GROUP, INC.

ATTEST:                         By: /s/ Ronald Hinds
       ----------------------      --------------------------


                                JACO, L.C.

ATTEST: /s/ Shae Smart          By: /s/ Jay Odom
       ----------------------      --------------------------
       SHAE SMART
*The Nephrology Center, Inc. has changed its name to Renal Care Group of the Southeast, Inc.